EXHIBIT 99.1

DIAMOND
OFFSHORE


FOR IMMEDIATE RELEASE                                                  CONTACT:
Friday, August 9, 2002                                      Media, Lynn Charles
                                                                 (281) 492-5333
                                                     Analysts, Caren W. Steffes
                                                                 (281) 492-5393

             WELL CONTROL INCIDENT ON JACK-UP, NO INJURIES SUSTAINED

Houston, Texas, August 9, 2002 -- Diamond Offshore Drilling, Inc. (NYSE:DO) reported that its jack-up drilling unit, Ocean King, while conducting routine operations offshore Louisiana in Grand Isle Block 93, experienced a well control event and fire at approximately 9:00 a.m. on August 9, 2002. Emergency procedures were initiated and all personnel on board the rig have been safely evacuated to another Company-owned rig in the area. There are no reported injuries and no apparent pollution.

The fire is out. A detailed damage assessment will be commenced as soon as it is safe to board the vessel, which may be as early as this afternoon. A full evaluation of any damage or related repairs may take several days to complete.

The Ocean King is currently under contract with BP in the Gulf of Mexico.